EXHIBIT 10.1

                            TYCO INTERNATIONAL LTD.
                                      1984
                          EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE 1

                                    PURPOSE

    The Tyco International Ltd. 1984 Employee Stock Purchase Plan (the "Plan") is created for the purpose of encouraging stock ownership by officers and employees of Tyco International Ltd. and its subsidiaries (the "Company") so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company.

                                   ARTICLE 2

                           ADMINISTRATION OF THE PLAN

    The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Board of Directors shall determine the number of members of the Committee and from time to time, may add to or remove members from the Committee. The Committee may select one of its members as Chairperson, and may hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts approved in writing by a majority of the Committee, shall be the valid acts of the Committee.

    The interpretation and construction by the Committee of any provision of the Plan shall be final unless otherwise determined by the Board of Directors. The Committee may adopt, from time to time, such rules and regulations as it deems appropriate for carrying out the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

    In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have the power and authority to administer the Plan. In such event, the term "Committee" wherever used herein shall be deemed to mean the Board of Directors.

                                   ARTICLE 3

                               ELIGIBLE EMPLOYEES

    The Company will from time to time determine which of its employees (including employees of its subsidiaries and divisions) will be eligible to participate in the Plan. All officers who are employees of the Company will be eligible to participate in the Plan.

                                   ARTICLE 4

                             SHARES TO BE PURCHASED

    The stock subject to purchase under the Plan is 500,000 Shares (subject to adjustment in the event of stock splits, stock dividends, recapitalization or similar adjustment in the Company's common stock) of the common stock, $.50 par value, of the Company (the "Shares") which will be purchased on the open market.

                                   ARTICLE 5

                               PAYROLL DEDUCTIONS

    Eligible employees, upon entering the Plan, shall authorize payroll deductions to be made for the purchase of Shares. The minimum amount which an employee may authorize as a payroll deduction will be set from time to time by the Company. The maximum deduction shall not exceed an employee's base monthly salary (exclusive of overtime and net of withholding and other deductions). The employee may authorize increases or decreases in the amount of payroll deductions at the commencement of the six month period beginning March 30 or September 30. In order to effect such a change in the amount of the payroll deductions, the Company must receive notice of such change 10 days prior to the commencement of the relevant six month period. The Company will accumulate and hold for the employee's account the amounts deducted from his pay. No interest shall be paid on such amounts.
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                                   ARTICLE 6

                             EMPLOYER CONTRIBUTION

    The Company shall contribute to the Plan on a monthly basis an amount equal to 9.9% of the employee's payroll deduction for that month. A month for the purpose of this Plan shall begin on the 17th day of any calendar month and continue until the 16th day of the succeeding calendar month. The Committee, from time to time, may increase or decrease the percentage of the Company's contribution to the employee's payroll deduction. The Company will pay all commissions relating to the purchase of Shares under the Plan and the Company will pay all administrative costs associated with the implementation and the operation of the Plan.

                                   ARTICLE 7

                      AUTHORIZATION FOR ENTERING THE PLAN

    An eligible employee may enter the Plan by completing, signing and delivering to the Company an authorization form provided by the Company. Such authorization will take effect as of the next practicable payroll period. Unless an employee authorizes changes to his payroll deductions in accordance with
Article 5 or withdraws from the Plan, his deductions under the latest authorization on file with the Company shall continue from one payment period to the succeeding payment period as long as the Plan remains in effect.

                                   ARTICLE 8

                               PURCHASE OF SHARES

    All Shares purchased under the Plan shall be purchased on the open market by a broker designated from time to time by the Committee. On a monthly basis, as soon as practicable following the 15th day of each month, the Company shall remit the total of the employee and Company contributions to the broker for the purchase of the Shares. The broker will then execute the purchase orders on account of each individual participant and allocate Shares (or fractions thereof) to each participant's individual account. In the event the purchase of the Shares takes place over a number of days and at difference prices, then each participant's allocation shall be adjusted on the basis of the average price per share over such period. Employees may designate that the amounts deducted be used to purchase Shares in the name of any third party they designate. Upon the employee's authorization, separate accounts will be established in the name of such third parties.

                                   ARTICLE 9

                               ISSUANCE OF SHARES

    The Shares purchased under the Plan shall be held by the broker or its nominee. Participating employees and designated third parties shall receive quarterly statements which will evidence all activity in the accounts that have been established on their behalf. Such statements will be issued by the broker. In the event a participating employee or designated third party wishes to hold certificates in his/her own name, the employee or such third party must instruct the broker independently and bear the costs associated with the issuance of such certificates and pay to the broker, in addition, a small fee for each certificate so issued. Certificates for fractional Shares will not be issued. Fractional Shares shall be liquidated on a cash basis only in lieu of the issuance of certificates for such fractional Shares upon the employee's withdrawal.

                                   ARTICLE 10

                        AUTOMATIC DIVIDEND REINVESTMENT

    Any dividends paid to participating employees or designated third parties for Shares purchased under the Plan and held by the broker shall be automatically reinvested in the Shares of the Company on the date of the next purchase of Shares under the Plan.

                                   ARTICLE 11

                    SALE OF SHARES PURCHASED UNDER THE PLAN

    Each participant may sell at any time all or any portion of the Shares acquired under the Plan and held by the broker by notifying the broker who will execute the sale on behalf of the employee or designated third party. The employee or designated third party shall pay the broker's commission and any other expenses incurred with regard to the sale of the Shares.

All such sales of the Shares will be subject to compliance with any applicable Federal or State securities, tax or other laws. ANY PARTICIPANT ASSUMES THE RISK OF ANY FLUCTUATIONS IN THE MARKET PRICE OF THE SHARES.

                                   ARTICLE 12

                            WITHDRAWAL FROM THE PLAN

    A participating employee may withdraw from the Plan at any time prior to the last business day of each payment period by delivering a notice of withdrawal to the Company. In order to execute a sale of all or part of the Shares purchased under the Plan and held by the broker, the employee or designated third party must contact the broker directly. If the employee desires to withdraw from the Plan by liquidating all or part of his shareholder interest, he shall receive the proceeds from the sale thereof, minus the commission and other expenses on such sale.

                                   ARTICLE 13

                           NO TRANSFER OR ASSIGNMENT

    Except for the right to designate third parties as beneficial owners of the Shares purchased under the Plan, an employee's rights to purchase Shares under the Plan through payroll deductions are his or hers alone and may not be transferred or assigned to, or availed of, by any other person.

                                   ARTICLE 14

                         TERMINATION OF EMPLOYEE RIGHTS

    All of the employee's rights under the Plan will terminate when he ceases to be an employee due to retirement, resignation, death, termination, or for any other reason. A notice of withdrawal will be deemed to have been received from an employee on the day his or her employment ceases, and all payroll deductions not transferred to the broker will be refunded. If an employee's payroll deductions are interrupted by any legal process, a withdrawal notice will be deemed as having been received on the day the interruption occurs.

                                   ARTICLE 15

                     TERMINATION AND AMENDMENT TO THE PLAN

    The Plan may be terminated at any time by the Company's Board of Directors. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Shares will be refunded. The Board of Directors also reserves the right to amend the Plan from time to time in any respect.